Exhibit 5.1

STERIS plc

STERIS Irish FinCo Unlimited Company

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

D02 R296

6 November 2026

Our ref

FBO/LMcB 659595-36

Dear Addressee

Registration Statement on Form S-3 of STERIS plc, STERIS Irish FinCo Unlimited Company and Others

1	Introduction

We act as legal advisers to STERIS plc, a public limited company incorporated under the laws of Ireland with company number 595593 (“STERIS plc”) and STERIS Irish FinCo Unlimited Company, a public unlimited company incorporated under the laws of Ireland with company number 570385 (“STERIS Irish FinCo” and together with STERIS plc, the “Irish Registrants”), which have asked us to give this Opinion as to certain matters of Irish law in connection with the filing by the Irish Registrants, STERIS Corporation, an Ohio corporation (“STERIS Corporation”) and STERIS Limited, a private limited company incorporated under the laws of England and Wales (“STERIS Limited” and together with the Irish Registrants and STERIS Corporation, the “Registrants”), on the date hereof, of a registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Statement, the Registrants propose to register an indeterminate number of the following securities:

(a)	senior debt securities of STERIS plc (“STERIS plc Debt Securities”);

(b)	senior debt securities of STERIS Irish FinCo (“STERIS Irish FinCo Debt Securities” and together with STERIS plc Debt Securities, “Debt Securities”);

(c)	guarantees of Debt Securities (“Guarantees”);

(d)	ordinary shares of $0.001 each (nominal value) in the capital of STERIS plc (“Ordinary Shares”);

(e)	preferred shares of $0.001 each (nominal value) in the capital of STERIS plc (“Preferred Shares” and together with Ordinary Shares, “Shares”);

(f)	warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (“Warrants”); and

(g)

units, comprising two or more of STERIS plc Debt Securities, STERIS Irish FinCo Debt Securities, Guarantees, Ordinary Shares, Preferred Shares and Warrants (“Units” and together with Debt Securities, Guarantees, Shares and Warrants, “Securities”).

STERIS plc may issue STERIS plc Debt Securities and STERIS Irish FinCo may give Guarantees of STERIS plc Debt Securities under a New York law governed form of indenture, to be made among STERIS plc, as issuer, the other Registrants, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “STERIS plc Indenture”), as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indentures.

STERIS Irish FinCo may issue STERIS Irish FinCo Debt Securities and STERIS plc may give Guarantees of STERIS Irish FinCo Debt Securities under a New York law governed indenture, dated 1 April 2021, made among STERIS Irish FinCo, as issuer, the other Registrants, as guarantors, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), as trustee (the “STERIS Irish FinCo Indenture” and together with the STERIS plc Indenture, the “Indentures”), as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indentures.

In this Opinion, references to the “Companies Act” are to the Companies Act 2014 of Ireland, as amended.

2	Basis of Opinion

For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed in Schedule 1 (Documents and Searches) to this Opinion, together with such other materials as we have considered necessary or relevant as a basis for the opinions contained herein.

This Opinion is strictly limited to the matters expressly stated under Section 3 (Opinions), below, and is not to be read as extending, by implication or otherwise, to any other matter. In particular, this Opinion does not deal with any tax matter or the tax consequences of any matter referred to in this Opinion, in the documents or other materials examined by us for the purpose of giving this Opinion, or otherwise.

We express no opinion and make no representation or warranty as to any matter of fact. We have not investigated or verified any of the facts or assumptions, or the reasonableness of any assumptions, statements or opinions contained or represented by any person in the documents or other materials examined by us for the purposes of giving this Opinion, nor have we attempted to determine if any relevant facts have been omitted from such documents or materials.

This Opinion is given with respect to the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland (which is a separate jurisdiction), and references to the laws of Ireland do not include the laws in force in Northern Ireland.

We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. In particular, we have made no investigations of any reference to non-Irish laws in any document or other materials examined by us or the meaning or effect thereof, and any phrases used in any non-Irish law governed document examined by us have been construed by us as having the meaning and effect they would have if such document was governed by Irish law. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect the opinions contained herein, and that, insofar as the laws of any jurisdiction other than Ireland are relevant, such laws have been, or will be, complied with.

This Opinion is expressed as of the date hereof and we assume no obligation to update the opinions contained herein.

3	Opinions

Based upon, and subject to, the foregoing and the assumptions, qualifications and limitations set out in Schedule 2 (Assumptions), Schedule 3 (Qualifications) and elsewhere in this Opinion, we are of the following opinions:

(a)	STERIS plc is a public limited company, duly incorporated and validly existing under the laws of Ireland.

(b)	STERIS Irish FinCo is a public unlimited company, duly incorporated and validly existing under the laws of Ireland.

(c)

STERIS plc has the requisite corporate power under its constitution, subject to it taking all necessary corporate action to authorise the same (including a valid resolution of its board of directors or a duly constituted committee thereof), to enter into the Indentures and to perform its obligations thereunder, including: (i) in the case of the STERIS plc Indenture, to issue STERIS plc Debt Securities and (ii) in the case of the STERIS Irish FinCo Indenture, to give Guarantees of STERIS Irish FinCo Debt Securities, on the terms contained in the Indentures, as supplemented, from time to time, by one or more duly authorised, executed and lawful supplemental indentures, and such STERIS plc Debt Securities and Guarantees of STERIS Irish FinCo Debt Securities, when issued or given, as aforesaid, will constitute legal, valid and binding obligations of STERIS plc under the laws of Ireland, to the extent such laws apply thereto.

(d)

STERIS Irish FinCo has the requisite corporate power under its constitution, subject to it taking all necessary corporate action to authorise the same (including a valid resolution of its board of directors or a duly constituted committee thereof), to enter into the Indentures and to perform its obligations thereunder, including: (i) in the case of the STERIS Irish FinCo Indenture, to issue STERIS Irish FinCo Debt Securities and (ii) in the case of the STERIS plc Indenture, to give Guarantees of STERIS plc Debt Securities, in each case on the terms contained in the Indentures, as supplemented, from time to time, by one or more duly authorised, executed and lawful supplemental indentures, and such STERIS Irish FinCo Debt Securities and Guarantees of STERIS plc Debt Securities, when issued or given, as aforesaid, will constitute legal, valid and binding obligations of STERIS Irish FinCo Unlimited Company under the laws of Ireland, to the extent such laws apply thereto.

(e)

The Shares, when allotted and issued in accordance with the provisions of STERIS plc’s constitution and all necessary corporate action of STERIS plc (including a valid resolution of its board of directors or a duly constituted committee thereof) against receipt by STERIS plc of the full consideration payable therefor, will, upon the entry of the name(s) of the relevant allottee(s) in the register of members of STERIS plc as the registered holder(s) thereof (in each case credited as fully paid-up), be validly issued, fully paid-up and non-assessable. “Non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of such Shares are not subject, solely by virtue of their shareholdings, to calls for additional payments of capital on such shares). As a matter of Irish law, a share in an Irish incorporated company is only issued when it has been entered in the register of members of the relevant company.

(f)

STERIS plc has the requisite power under its constitution, subject to it taking all necessary corporate action to authorise same (including a valid resolution of its board of directors or a duly constituted committee thereof), to issue Warrants and Units, provided that any Debt Securities issued as part of any Units are issued in accordance with the terms of the relevant Indenture, as supplemented, from time to time, by one or more duly authorised, executed and lawful supplemental indentures.

4	Reliance

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent.

5	Consent

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the references to Matheson LLP under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

6	Governing Law

This Opinion and the opinions contained herein are governed by, and shall be construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

MATHESON LLP

Schedule 1

Documents and Searches

For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed below.

1.	The final form of the Registration Statement to which this Opinion is to be filed as an exhibit.

2.	The final form of the STERIS plc Indenture proposed to be filed with the Commission as an exhibit to the Registration Statement.

3.	A copy of the STERIS Irish FinCo Indenture attached as Exhibit 4.1 to STERIS plc’s Current Report on Form 8-K filed with the Commission on 1 April 2021.

4.	A certificate issued by the secretary of STERIS plc dated the date of this Opinion (the “STERIS plc Corporate Certificate”):

(a)	attaching a copy of each of the following documents certified as being true, complete and correct by the secretary:

(i)

STERIS plc’s certificate of incorporation dated 22 December 2016, certificate of incorporation on change of name dated 25 October 2018 and certificate of incorporation on re-registration as a public limited company dated 11 February 2019 (the “STERIS plc Certificates of Incorporation”);

(ii)	the constitution of STERIS plc as amended on 3 May 2019 (the “STERIS plc Constitution” and together with the STERIS plc Certificates of Incorporation, the “STERIS plc Constitutional Documents”); and

(iii)	an extract of the resolutions passed at a meeting of the board of directors of STERIS plc held 11 October 2026, (the “STERIS plc Board Resolutions’ Extract”); and

(b)	certifying certain other matters, as set out therein, on which we have relied for the purpose of this Opinion.

5.

A certificate issued by a director of STERIS Irish FinCo dated the date of this Opinion (the “STERIS Irish FinCo Corporate Certificate” and together with the STERIS plc Corporate Certificate, the “Corporate Certificates”):

(a)	attaching a copy of each of the following documents certified as being true, complete and correct by the secretary:

(i)

STERIS Irish FinCo’s certificate of incorporation dated 21 October 2015 and certificate of incorporation on re-registration as a public unlimited company dated 18 March 2021 (the “STERIS Irish FinCo Certificates of Incorporation”);

(ii)

the constitution of STERIS Irish FinCo as amended on 18 March 2021 (the “STERIS Irish FinCo Constitution” and together with the STERIS Irish FinCo Certificates of Incorporation, the “STERIS Irish FinCo Constitutional Documents”); and

(iii)	the minutes of a meeting of the board of directors of STERIS Irish FinCo held 10 October 2026, (the “STERIS Irish FinCo Board Minutes”); and

(b)	certifying certain other matters, as set out therein, on which we have relied for the purpose of this Opinion.

6.

Searches carried out by independent law researchers on our behalf against the Irish Registrants on 5 November 2026: (a) in the Register of Winding-up Petitions maintained at the Central Office of the High Court of Ireland (the “Register of Winding-up Petitions”), (b) in the Judgments’ Office of the High Court of Ireland and (c) on the files of the Irish Registrants maintained by the Registrar of Companies at the Irish Companies Registration Office (the “Companies Registration Office”) (together the “Searches”).

Schedule 2

Assumptions

The opinions contained herein are given on the basis of the assumptions set out in this Schedule.

1	Documents

1.1	Genuine Signatures

All signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, any document examined by us are genuine.

1.2	Authentic and Complete

All documents provided to us as originals are authentic and complete and all documents provided to us as copies (including, without limitation, any document provided to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete with all requisite seals and stamps affixed.

1.3	True and Accurate

The contents of the documents (including the Corporate Certificates) and any other materials examined by us for the purposes of this Opinion are true and accurate as to factual matters, but we have made no independent investigation regarding such factual matters.

1.4	No Revocation or Amendment

All documents dated on, or prior to, the date hereof and on which we have expressed reliance have not been revoked or amended and remain accurate.

1.5	Natural Persons

Each natural person who has executed any document examined by us for the purposes of this Opinion had the due personal legal capacity to do so.

1.6	Electronic Signatures

Any electronic signature inserted on a document was inserted by the signatory in question and not by another person and where attested by a witness was inserted in the physical presence of the witness. Each party to any document which has been executed using electronic signatures has consented to the execution of that document by way of electronic signature.

1.7	STERIS plc Indenture

The STERIS plc Indenture will be executed and delivered by all parties thereto in the form we have examined for the purposes of this Opinion.

1.8	Supplemental Indentures

No supplemental indenture to any of the Indentures will contain a term or other provision that would render the relevant Indenture, supplemental indenture or any Debt Securities or Guarantees issued or given thereunder thereunder unlawful or ineffective under the constitution of either Irish Registrant or the laws of any jurisdiction, including Ireland.

2	Corporate Authority

2.1	Constitutional Documents

There have been no amendments to the STERIS plc Constitutional Documents, the STERIS Irish FinCo Constitutional Documents or the other attachments to the Corporate Certificates.

2.2	Board Approvals

The resolutions documented in the STERIS plc Board Resolutions’ Extract and in the STERIS Irish FinCo Board Minutes were passed at properly convened, constituted and quorate meetings of the boards of directors of STERIS plc and STERIS Irish FinCo, respectively, and such resolutions have not, since their date of adoption, been amended, superseded or rescinded and are in full force and effect.

2.3	Corporate Benefit

The Irish Registrants will derive a commercial benefit from entering into the Indentures, any supplemental indenture and any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) and from the allotment and issue, offer and / or sale of any Securities, in each case commensurate with the obligations undertaken by it thereunder.

2.4	Good Faith, Best Interests of the Irish Registrants and Purpose

In approving the entry into the Indentures, any supplemental indenture and any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) and the allotment and issue, offer and / or sale of any Securities, the directors of each Irish Registrant have acted, or will act, in good faith in the interests of that Irish Registrant for the benefit of its members as a whole and for its legitimate business purposes.

2.5	Disclosure of Interests

In approving the entry into the Indentures, any supplemental indenture and any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) and the allotment and issue, offer and / or sale of any Securities, each director of the Irish Registrants has disclosed, or shall disclose, any interest which he or she may have in the relevant transactions in accordance with the provisions of the Companies Act and the relevant Irish Registrant’s constitution.

2.6	Disqualification or Restriction

No director or secretary of either Irish Registrant is the subject of any declaration, order or deemed order for disqualification or restriction under the Companies Act, including Chapters 3 and 4 of Part 14 thereof, and no such person has received any notice under the Companies Act regarding a disqualification or restriction undertaking.

2.7	Group

Each Irish Registrant together with any other entity whose obligations are guaranteed by it under an Indenture or any supplemental indenture together comprise a “group” for the purposes of section 243 of the Companies Act, and any person that subsequently becomes an issuer or a guarantor under an Indenture or any such supplemental indenture will also be a member of such group.

2.8	No Financial Assistance

Neither Irish Registrant will, by virtue of entering into the Indentures, any supplemental indenture or any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) or allotting and issuing, offering and / or selling any Securities (including by giving any Guarantees), give any financial assistance (as contemplated by sections 82 and 1043 of the Companies Act) for the purpose of the acquisition of any shares in the capital of that Irish Registrant or any holding company of that Irish Registrant, save as permitted by, or pursuant to an exemption from the application of, the said sections 82 and 1043.

3	Shares

3.1	Consideration Received

STERIS plc will have received the full consideration payable for any Shares prior to, or simultaneous with, their allotment and issue, and no Share will be allotted and issued for consideration that is less than its nominal value.

3.2	Authorised Share Capital

At the time of the allotment and issue of any Shares, STERIS plc will have a sufficient number of unissued ordinary shares in its authorised share capital, being at least equal to the number of Shares to be allotted and issued.

3.3	Allotment Authority and Disapplication of Statutory Pre-emption Rights

At the time of the allotment and issue of any Shares or, if earlier, the granting of any rights to subscribe for, to receive or to convert any security into, Shares (“Rights”, which shall include rights granted pursuant to Warrants and Units), to the extent required: (a) the directors of STERIS plc will, in accordance with section 1021 of the Companies Act, have been either specifically or generally authorised by ordinary resolution of STERIS plc or its constitution to allot a sufficient number of “relevant securities” (within the meaning of that section), being at least equal to the number of Shares the subject of such allotment and issuance or Rights and (b) the directors of STERIS plc will, in accordance with section 1023 of the Companies Act, have been either specifically or generally empowered by special resolution of STERIS plc or its constitution to allot and issue such Shares or grant such Rights in respect thereof as if section 1022(1) of the Companies Act did not apply to such allotment and issuance or the granting of such Rights.

3.4	Treasury Shares

To the extent any Shares are being re-allotted off-market from treasury, the maximum and minimum prices of re-issue shall have been determined in advance at a general meeting of STERIS plc in accordance with the requirements of section 1078 of the Companies Act.

3.5	Good and Adequate Consideration

No Shares will be allotted and issued for consideration that: (a) consists of an undertaking given by any person that he, she or another should do work or perform services for STERIS plc or any other person, (b) includes an undertaking which is to be or may be performed more than five years after the date of the allotment or (c) is not considered good or adequate at law.

3.6	Section 1028 Report

No Shares will be allotted or issued fully or partly paid-up otherwise than in cash unless the provisions of section 1028 of the Companies Act 2014 are complied with in full. Subject to certain exclusions, section 1028 requires that a valuation and report in respect of any non-cash consideration be prepared by an independent person and circulated to the proposed allottee(s).

3.7	Allottees of Shares

Each person to whom Shares are allotted and issued will have the due and requisite capacity (and, if relevant, will have taken all necessary corporate action to be authorised) to be allotted and issued Shares (including upon the exercise or vesting of Rights) and to be registered in the register of members of STERIS plc as the holder thereof. Each such person shall have consented, or will be deemed to have consented, to becoming a member of STERIS plc.

3.8	The Depository Trust Company

To the extent any Shares to be allotted and issued are proposed to be issued directly to Cede & Co., as the nominee of The Depository Trust Company (“DTC”), STERIS plc will have satisfied all requirements of DTC for acceptance of the Shares as eligible for its depository and book entry transfer services.

4	Parties Other than the Irish Registrants

Each person expressed to be a party to an Indenture (other than the Irish Registrants):

(a)	is, and shall continue to be, duly incorporated and validly existing;

(b)

is not, and shall not be, the subject of any insolvency proceedings (which includes those relating to bankruptcy, liquidation, examinership, rescue process, administration, receivership and reorganisation) in any jurisdiction;

(c)

had, or shall have, at the time it entered, or shall enter, into the Indenture, the due and requisite capacity to enter into and execute the Indenture and had, or shall have, at such time, and shall continue to have, the due and requisite capacity to perform the obligations it is expressed to assume under it;

(d)	has, or shall have, taken all necessary corporate action to authorise it to execute the Indenture and to perform the obligations it is expressed to assume under it;

(e)	has, or shall have, complied with and will comply with all the laws and regulations applicable to the transactions contemplated by the Indenture in any jurisdiction; and

(f)	has, or shall have, duly executed the Indenture.

5	Searches

The information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered. The Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered. No additional matters would have been disclosed by additional searches being carried out since that time.

6	Solvency of the Irish Registrants

6.1	Solvent

Each Irish Registrant is, and will be at the time of and immediately following: (a) the execution and delivery of any Indenture or supplemental indenture and (b) the allotment and issue, offer or sale of any Securities, solvent.

6.2	Not Insolvent

Neither Irish Registrant will be insolvent as a consequence of: (a) executing and delivering any Indentures or supplemental indenture, (b) allotting and issuing, offering and / or selling any Securities or (c) doing any other act or thing referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof).

6.3	No Receiver

No receiver has been appointed in relation to either Irish Registrant or any of its assets or undertaking.

6.4	No Winding-up / Court Protection

Neither Irish Registrant has, and will not have at the time of and immediately prior to: (a) the execution and delivery of any Indenture or any supplemental indenture or (b) the allotment and issue, offer or sale of any Securities, passed a voluntary winding-up resolution or a resolution to place that Irish Registrant under court protection or to appoint a process adviser, and no petition has or will have been presented to, or order has or will have been made by, a court for the winding-up of either Irish Registrant or to place either Irish Registrant under court protection or for the appointment of a process adviser.

6.5	No Unfair Preference

In approving the issuance of any Securities (including the giving of any Guarantee), there shall be no intent by either Irish Registrant to give a creditor a preference which could be deemed an unfair preference in accordance with section 604 of the Companies Act.

7	Laws of Other Jurisdictions

7.1	Legal, Valid and Binding

The obligations expressed to be assumed by each party to an Indenture and any supplemental indenture (including in any Debt Securities and Guarantees issue or given thereunder) and each other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) constitute, or will constitute (upon such Indenture, supplemental indenture or other document being duly authorised, executed and delivered), legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions (other than, in the case of the Irish Registrants, the laws of Ireland and the jurisdiction of Ireland).

7.2	Not unlawful or Ineffective

If any obligation of any of the parties under an Indenture, any supplemental indenture or any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) is to be performed in any jurisdiction other than Ireland, its performance will not be unlawful or ineffective by virtue of the law of that jurisdiction.

7.3	Non-Contravention

There are no provisions of the laws or public policy of any jurisdiction outside Ireland which would be contravened by the execution or performance of any Indenture, any supplemental indenture or any other document referred to in, or contemplated by, the Registration Statement (including the prospectus and any prospectus supplement forming part thereof) or which would render their performance ineffective by virtue of the laws of that jurisdiction.

8	General

8.1	Offers of the Securities

(a)

All offers, sales, issuances, admissions to trading and / or listing of Securities will conform to the description thereof in the prospectus or any prospectus supplement forming part of the Registration Statement.

(b)

All authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities (including of Ireland) with respect to the offering, marketing, sale, issuance, admission to trading and / or listing of Securities have been, or will be, obtained and are, or will be, in full force and effect, and the selling restrictions contained in the Registration Statement (including the prospectus contained therein and any prospectus supplement forming part thereof) have been and will, at all times, be observed.

(c)

The offer, marketing, sale, issuance, admission to trading and / or listing of Securities will be made, effected and conducted in accordance with and will not otherwise violate: (i) any applicable securities laws and regulations of any jurisdiction (including Ireland) which impose any restrictions or mandatory requirements in relation to the offering or sale of any Securities, including the obligation to prepare a prospectus or registration document relating to any Securities and (ii) any requirement or restriction imposed by any court, governmental body or regulatory authority (including of Ireland) having jurisdiction over either of the Irish Registrants or any member of their group.

(d)

No STERIS Irish FinCo Debt Securities will be offered to the public, admitted to trading or listed other than as permitted by section 68(2) (as amended by section 1248) and section 68(3) of the Companies Act.

8.2	No Listing or Trading on a Market in the European Economic Area

No Securities will be listed or traded on a stock exchange or other market in the European Economic Area.

8.3	Financial Restrictions and Sanctions

The allotment and issue, offer and sale of any Securities and any transfers and payments to be made thereunder or in connection therewith (including under any Guarantees) are not, and will not be, affected or prohibited by any financial restrictions or sanctions imposed by the United Nations, the European Union or Ireland or which arise under any human rights, anti-terrorism, anti-corruption, anti-money laundering or exchange control laws and regulations of the European Union or Ireland, including, without limitation, any arising from orders made under the Financial Transfers Act 1992 of Ireland, the Criminal Justice (Terrorist Offences) Acts 2005 and 2015 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland.

8.4	No Bad Faith, Fraud, Coercion, Duress or Undue Influence

There has been no bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to any of the documents or other materials we have examined for the purpose of this Opinion (including the Irish Registrants), or their respective directors, employees, agents and / or advisers.

Schedule 3

Qualifications

The opinions contained herein are given subject to the qualifications set out in this Schedule.

1	Searches

There are some potential limitations to the effectiveness of the Searches. These include:

(a)	A search in the Companies Registration Office will not reveal whether a petition has been presented to the Irish courts for the appointment of a liquidator or an examiner.

(b)

A search of the Register of Winding-up Petitions should reveal the existence of a petition for the appointment of a liquidator or an examiner but there may be a time lag between presentation and entry of particulars of the petition on the Register of Winding-up Petitions and accordingly a search of the Register of Winding-up Petitions may fail to reveal that any such petition has been presented. Furthermore in the case of certain smaller companies a petition for the appointment of an examiner may be presented to the Circuit Court and a search of the Register of Winding-up Petitions will not reveal the existence of such a petition.

(c)

A search in the Companies Registration Office should reveal the appointment of a liquidator, examiner, process adviser or receiver (whether by the Irish courts or, in the case of a liquidator, process adviser or a receiver, out of court). However, similarly there may be a time lag between the appointment and the filing of particulars of the appointment and accordingly a search in the Companies Registration Office may fail to reveal any such appointment.

2	Legal, Valid and Binding

The expressions “legal”, “valid” and “binding” and any combination or variations thereof when used in Section 3 (Opinions), mean that the obligations expressed to be assumed under an agreement are of a type which the courts of Ireland will treat as valid, binding and enforceable. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement of obligations under an agreement may be:

(a)

limited by general principles of equity, in particular, equitable remedies (such as an order for specific performance or an injunction) which are discretionary and are not available where damages are considered to be an adequate remedy;

(b)

subject to any limitations arising from examinership, administration, bankruptcy, insolvency, moratoria, receivership, liquidation, reorganisation, court scheme of arrangement, arrangement and similar laws affecting the rights of creditors;

(c)	limited by the provisions of the law of Ireland applicable to contracts held to have been frustrated by events happening after their execution;

(d)

invalidated if and to the extent that performance or observance arising in a jurisdiction outside Ireland would be unlawful, unenforceable, or contrary to public policy or to the exchange control regulations under the law of such jurisdiction;

(e)	invalidated by reason of fraud; and / or

(f)	barred under the Statutes of Limitations or may be or become subject to the defence of set-off or counterclaim.

3	Court Protection

3.1	Examiner

The Companies Act prohibits certain steps being taken, except with the leave of the High Court, against a company after the presentation of a petition for the appointment of an examiner. This prohibition continues for so long as the examiner remains appointed. An examiner may remain appointed for a maximum period of one hundred days during which time the examiner must complete a report to formulate proposals for a compromise or scheme of arrangement in relation to the company concerned. Following the submission of this report to the High Court, the High Court may extend the period of appointment by such further period as the High Court considers necessary to enable it to take a decision as to whether it confirms the proposals set forth by the examiner. Prohibited steps include steps taken to withhold performance of, terminate or accelerate any executory contract solely by reason of the making of a petition to appoint, or the appointment of, an examiner or because the company is unable to pay its debts, steps taken to enforce any security over the company’s property, the commencement or continuation of proceedings or execution or other legal process or the levying of distress against the company or its property and the appointment of a receiver.

3.2	Examiner – Circuit Court

Under the provisions of the Companies Act, an examiner can also be appointed on a petition to the Circuit Court, if certain criteria are met. It is not possible for anyone other than a party to the relevant proceedings or the solicitors on record for such parties to inspect the Circuit Court files to ascertain whether a petition for the appointment of an examiner has been made in the Circuit Court, and we have made no searches or enquiries in this regard in respect of the Irish Registrants.

4	Default Interest and Indemnities

4.1	Penalties

A contractual provision conferring or imposing a remedy or an obligation consequent upon default may not be enforceable if it were construed by an Irish court as being a penalty, particularly if it involved enforcing an additional pecuniary remedy (such as a default or overdue interest) referable to such default and which does not constitute a genuine and reasonable pre-estimate of the damage likely to be suffered as a result of the default in payment of the amount in question or the termination in question; further, recovery may be limited by laws requiring mitigation of loss suffered.

4.2	Costs’ Indemnity

An Irish court may not give effect to an indemnity given by any party in an agreement or other document to the extent it is in respect of legal costs incurred by an unsuccessful litigant or to the extent that it is in respect of litigation costs which are not awarded by the court.

4.3	Currency Indemnity

In the event of any proceedings being brought in an Irish court in respect of a monetary obligation expressed to be payable in a currency other than euro an Irish court would have the power to give a judgment to pay a currency other than euro, it may decline to do so in its discretion and an Irish court might not enforce the benefit of currency conversion or indemnity clauses and, with respect to a bankruptcy, liquidation, insolvency, reorganisation or similar proceeding, the law of Ireland may require that all claims or debts are converted into euro at an exchange rate determined by the court as at a date related thereto, such as the date of commencement of a winding up.

5	General

5.1	Determination may not be Conclusive

A determination or calculation of any party to an agreement stated in that agreement to be conclusive may be held by the courts of Ireland not to be final, conclusive or binding.

5.2	Exclusion from Liability

The effect of terms, if any, in an agreement excusing a party from a liability or duty otherwise owed are limited by law.

5.3	Exercise of Discretion

Where a party is vested with a discretion or may determine a matter in his or its opinion, the laws of Ireland may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

5.4	Amendment of Guaranteed Obligations

The courts of Ireland may interpret restrictively any provision purporting to allow the beneficiary of a guarantee or other suretyship to make a material amendment to the obligations to which the guarantee or suretyship relates without further reference to the guarantor or surety.

5.5	Severability

The enforceability of any provision as to severability may be determined by the courts of Ireland at its discretion.

5.6	Powers of Attorney

No opinion is expressed on the irrevocability of any power of attorney.

5.7	Future Agreement and Uncertain Terms

An Irish court may not give effect to any provision of an agreement which (a) provides for a matter to be determined by future agreement or negotiation or (b) it considers to be devoid of any meaning, vague or uncertain.

5.8	Set-Off

A right of set-off provided for in a contract or another document may not be enforceable in all circumstances.